                                                                   Exhibit 10.12

CONSUMER'S CHOICE/USA MANAGING GENERAL AGENT

(37.5%) CONTRACT

This Agreement is effective as of DATE by and among America's Health Care
Plan/Rx America Agency, Inc.. (herein referred to as "AGENCY"), America's Health
Care Benefit Plan, LLC (herein referred to as "THE PLAN" or "PLAN") and Managing
General Agent (herein referred to as "ASSOCIATE").

AGENCY hereby appoints the above named ASSOCIATE as its representative to solicit and obtain new Memberships in THE PLAN and to explain benefits of membership to new PLAN members.

The above named ASSOCIATE hereby accepts said appointment from AGENCY and agrees and covenants as follows:

1.   To study, read, review THE PLAN's benefits as provided and to view PLAN's home page www.consumers-choice-usa.com in order to keep current on PLAN's benefits.

2.   To accurately inform PLAN members about PLAN endorsed programs and all other benefits and services provided by THE PLAN.

3.   To present pursuant to this Agreement only material furnished or approved by AGENCY and PLAN for use by ASSOCIATE. ASSOCIATE understands that all materials provided by AGENCY and PLAN are the sole property of AGENCY and
     PLAN and may be covered by trademarks and copyrights. All said materials constitute valuable business property which will be returned to AGENCY upon termination of this Agreement. The names, logos, trademarks and other advertising of AGENCY and PLAN or of any of its affiliated associations or endorsed vendors may not be used unless approval is received in writing, and then only during the term of this Agreement. After termination
     ASSOCIATE may not use any name or material similar to that of AGENCY and/or
     THE PLAN for a period of two (2) years.

4.   ASSOCIATE understands and agrees that any use of membership lists or any other materials for any purpose other than those set forth in writing by
     AGENCY, during the term of this agreement or for a two (2) year period after shall entitle AGENCY to seek, in addition to the recovery of any damages to which it may be entitled by law, injunctive relief to enforce this covenant from any court of competent jurisdiction.

5.   Termination. This Agreement may be terminated by the AGENCY, PLAN or
     ASSOCIATE with or without cause upon written notice sent to the last known address of the other parties. AGENCY may, at its sole discretion, terminate its relationship with an ASSOCIATE, at which point the ASSOCIATE would no longer be allowed to solicit new members for THE PLAN.

6.   Vested Commissions. ASSOCIATE is fully vested after two years and/or certain number of cases (see chart below) have been enrolled by ASSOCIATE
     (and appointed sub-Associates). If total of ASSOCIATE's (and appointed sub-Associates') in-force cases drops below (50) for three consecutive months, the ASSOCIATE is no longer vested. Unvested sub-Associate commission will be included in the Charter Associate's sales compensation schedule.

(*) = Required field

/x/  I do not want commission annualization (advance commissions)

/ /  I do want an initial 6 (six) month advance at issue on credit card, bank draft and EFT payments. I understand that after I have 10 cases in force, I may request eight (8) month advance with, with approval of AGENCY.

BACKGROUND

*1. DO YOU CARRY ERRORS AND OMISSIONS PROTECTION?

/ / Yes     / / No

*2.  HAVE YOU EVER BEEN CONVICTED OR HAD A SENTENCE IMPOSED OR SUSPENDED OR BEEN
     PARDONED FOR CONVICTION OF, OR PLEADED GUILTY OR NOLO CONTENDERE TO AN
     INDICTMENT CHARGING ANY CRIME: (A) INVOLVING FRAUD, DISHONESTY OR MORAL
     TURPITUDE, OR (B) CHARGING A VIOLATION OF ANY DISCIPLINARY PROCEEDINGS OF
     ANY FEDERAL OR STATE REGULATORY AGENCY?

/ / Yes     / / No      If yes, give particulars:

*3. Has an application for bond ever been declined to you?

/ / Yes     / / No      If yes, for what reason?

*4. Have you ever been refused any license applied for?

/ / Yes     / / No      If yes, what state(s) and why?

*5. Has your appointment ever been terminated involuntarily by an insurance company for reasons other than lack of production?

/ / Yes     / / No      If yes, give details:

*6. Has your license ever been cited, suspended or revoked by any state(s)?

/ / Yes     / / No      If yes, what state(s) and why?

*7. Is any charge by any state currently pending against you or against the agency or any member of the agency?

/ / Yes     / / No

*8. Do you work for or are you under contract to any financial institution such as a bank, a savings and loan association, any subsidiary, affiliate or holding company of such financial institution?

/ / Yes     / / No      If yes,  please provide the name and address of the
financial institution.

*9. Are there any outstanding judgments or liens (including state or federal tax liens) against you?

/ / Yes     / / No

CERTIFICATION/AUTHORIZATION

*10. a.   I certify, under penalty of perjury, that all answers and responses to questions or inquiries contained in this application are true, correct, and complete answers and responses. I further certify that I have read and am familiar with the sections of the insurance code in the state in which I am seeking appointment and that I am withholding no information that would affect my qualification for this appointment. I further certify that I am not prohibited by the Violent
          Crime Control and Law Enforcement Act of 1994 from engaging in the business of insurance or that I have obtained consent from the appropriate insurance regulator to do so.

     b.   I also authorize the Insurance Company to order an investigative report as may be required. I understand that information for the report may be secured from financial sources, and/or public records, or personal interviews with third parties, such as family members, business associates, and/or others with whom I am acquainted. This inquiry may include information as to my character, general reputation, personal characteristics, mode of living, or educational background. I understand that I have the right to make a written request within a reasonable period of time for a complete and accurate disclosure of this information if I so desire.

     c.   All appointed agents must comply with all insurance laws, regulations and insurance department bulletins in the jurisdictions in which he is appointed. The applicant may not use, distribute, or publish any advertisement (as defined by the laws of the jurisdiction for which the applicant is appointed), solicitation material, or proposal that references Companion Life Insurance Company which has not been filed with and approved in writing by Companion Life Insurance Company. The applicant shall not use Companion service or trade marks without prior written approval from Companion Life Insurance Company. The applicant agrees to assist and cooperate with Companion Life Insurance Company regarding any and all insurance department inquiries, complaints, or investigations. The applicant agrees to assist and cooperate with any other insurance company regarding any inquiries related to that company.

          AGENT NAME:

          SIGN NAME
          ELECTRONICALLY:

          ELECTRONICALLY SIGNED as of //. Click for information on your E-SIGNATURE

/s/ Michael K. Owens

Michael K. Owens
America's Health Care/Rx
Plan, Inc.